SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2003

Computer Horizons Corp.

(Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 5 – Other Events and Required FD Disclosure

1.  On September 30, 2003, Computer Horizons Corp. (the “Company”) issued a press release updating its previously disclosed revenue and earnings guidance for the third quarter of 2003 and fiscal year end 2003.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

99.1                           Press Release of Computer Horizons Corp. (the “Company”) dated September 30, 2003 updating its previously disclosed revenue and earnings guidance for the third quarter of 2003 and fiscal year end 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:    October 1, 2003

COMPUTER HORIZONS CORP.

By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer and President